Exhibit 1
JOINT FILING AGREEMENT
     This JOINT FILING AGREEMENT is entered into as of November 22, 2006, by and among the parties signatories hereto. The undersigned hereby agree that the Statement on Schedule 13D with respect to the shares of common stock, par value $0.001 per share, of Orange 21 Inc., a Delaware corporation, is, and any amendment thereafter signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.

THESIS CAPITAL MANAGEMENT, LLC
By:	/s/ Stephen Roseman
	Name:	Stephen Roseman, CFA
Title: Manager

THESIS CAPITAL, LP
By:	Thesis Capital Advisors, LLC,
Its General Partner

By:	/s/ Stephen Roseman
	Name:	Stephen Roseman, CFA
Title: Manager

THESIS CAPITAL MASTER FUND LIMITED
By:	/s/ Stephen Roseman
	Name:	Stephen Roseman, CFA
Title: Director

By:	/s/ Stephen Roseman
Stephen Roseman, CFA

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